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                                                                   EXHIBIT 10.18

                                                  YOUR NAME:
                                                  TOTAL NO. OF SHARES:

                   PRG STOCK AWARD AGREEMENT - RATABLE VESTING

THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. "PRG") is pleased to grant to the person signing below (referred to as "you" or "Grantee") the restricted stock award described below pursuant to this Agreement and the PRG Stock Incentive Plan (the "Plan").

GRANT DATE:                                              AUGUST 14, 2000
MARKET PRICE ON GRANT DATE:                              $9.625
TOTAL NUMBER OF SHARES OF STOCK AWARD:
START DATE FOR VESTING SCHEDULE:                         AUGUST 14, 2000
VESTING SCHEDULE: Subject to the Plan and this Agreement, the Stock Award shall vest in accordance with the following schedule:

         A. Normal Vesting. Unless the vesting of the Stock Award has been accelerated pursuant to Section B below and subject to the provisions of the Additional Terms and Conditions (attached) relating to termination of employment, all of the shares of your Stock Award will vest in accordance with the following chart:

                                                     CUMULATIVE AMOUNT OF
                  ON OR AFTER                           SHARES VESTED
                  -----------                        --------------------
                  August 14, 2001                             20%
                  August 14, 2002                             40%
                  August 14, 2003                             60%
                  August 14, 2004                             80%
                  August 14, 2005                            100%

         B.       Accelerated Vesting.

(i) The provisions of this Section B(i) for accelerated vesting of your Stock Award shall apply only if PRG's earnings per share for the fiscal year ended December 31, 2000 are $0.84 or more, as calculated and adjusted as provided in Section B(ii) hereof ("2000 EPS Goal").

                  (a) if, subject to Section B(ii) hereof, (1) PRG meets the 2000 EPS Goal, (2) PRG's fully diluted earnings per share for the fiscal year ended December 31, 2001 exceed PRG's actual fully diluted earnings per share for the fiscal year ended December 31, 2000 by at least 25% and (3) PRG's total revenues for the fiscal year ended December 31, 2001 exceed PRG's total revenues for the fiscal year ended December 31, 2000 by at least 20%, the portion of your Stock Award that vests on August 14, 2005 will vest instead on August 14, 2004; and

                  (b) if, subject to Section B(ii) hereof, (1) PRG meets the 2000 EPS Goal, (2) the criteria set forth in subparagraph B(i)(a) above have been satisfied, (3) PRG's fully diluted earnings per share for the fiscal year ended December 31, 2002 exceed PRG's fully diluted earnings per share for the fiscal year ended December 31, 2001 by at least 25%, and (4) PRG's total revenues for the fiscal year ended December 31, 2002 exceed PRG's total revenues for the fiscal year ended December 31, 2001 by at least 20%, the portions of your Stock Award that vest on August 14, 2004 and August 14, 2005 will vest instead on August 14, 2003.

(ii) All calculations of revenues and fully diluted earnings per share shall be based on the financial results of PRG after taking into account any charges for this and similar stock awards, but before taking into account the effect of any stock repurchases made by PRG since August 1, 2000. PRG will normalize the effect of any acquisitions completed by PRG after August 1, 2000 by including the revenues and earnings of such acquired company from January 1 of the year in which the acquisition occurred through the closing date of the acquisition in the revenues and earnings of PRG for the year in which the acquisition occurred and will include the revenues and earnings of the acquired company during the calendar year preceding the acquisition in the revenues and


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earnings of PRG for the fiscal year preceding the acquisition in making the calculations herein. All calculations and adjustments to PRG's reported earnings per share and revenues for the determination of the numbers provided for herein shall be made by PRG in its sole discretion and shall be binding on you.

(iii) Change of Control of PRG. Notwithstanding Section B(i) hereof, but subject to the provisions of the Additional Terms and Conditions relating to termination of employment, in the event that either (i) any person or group of affiliated persons who, immediately prior to any transaction(s) hereinafter described, did not own 5% or more of the issued and outstanding shares of Stock, acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), in a transaction or series of related transactions, shares of Stock which represent more than 50% of all issued and outstanding shares of Stock (other than (A) in a transaction in which PRG has issued the shares of Stock to such person or group of affiliated persons or (B) acquisitions which are not effected with the purpose of accomplishing a change in control of PRG, as evidenced in the Schedule 13D or Schedule 13G filed by such person or group of affiliated persons), or (ii) PRG sells all or substantially all of its assets to an unrelated third party in a transaction or series of related transactions, then all of the then unvested shares of your Stock Award shall immediately vest.

ATTACHED ARE THE FOLLOWING DOCUMENTS (INCORPORATED IN THIS AGREEMENT BY REFERENCE) THAT CONTAIN IMPORTANT INFORMATION ABOUT YOUR STOCK AWARD. PLEASE REVIEW THEM CAREFULLY AND CONTACT PRG HUMAN RESOURCES IF YOU HAVE ANY QUESTIONS:

Additional Terms and Conditions describes what happens if you are no longer employed by PRG before your Stock Award vests and where to send notices.

The Plan contains the detailed terms that govern your Stock Award. If anything in this Agreement or the other attachments is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control.

Plan Prospectus Document covering the Stock Award containing important information, including federal income tax consequences.

1999 Annual Report of PRG (attached, unless you have previously received the 1999 Annual Report)

PLEASE SIGN BELOW TO SHOW THAT YOU ACCEPT THIS STOCK AWARD, KEEP A COPY AND RETURN BOTH ORIGINALS TO PRG HUMAN RESOURCES.


GRANTEE:                                           THE PROFIT RECOVERY GROUP
                                                   INTERNATIONAL, INC.



                                                   By:
---------------------------------------               --------------------------
Print Your Name:                                   Name:
                -----------------------                 ------------------------
Your Residence Address:                            Its:
                                                        ------------------------
---------------------------------------

---------------------------------------

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               ADDITIONAL TERMS AND CONDITIONS OF YOUR STOCK AWARD

EFFECT OF TERMINATION OF EMPLOYMENT. You must be employed by PRG, its Subsidiaries or Affiliates on the applicable vesting date to be entitled to the vesting of your Stock Award on such date. If your employment by PRG, its Subsidiaries or Affiliates terminates for any reason, including without limitation, by reason of death, Disability or Retirement, then the portion of your Stock Award which has not vested as of the date of termination of employment shall automatically be forfeited and cancelled as of the date of such termination of employment.

- "Disability" means the inability, as a result of a physical or mental condition, to perform all material acts necessary to carry out your duties of employment for an aggregate of ninety (90) days within any one hundred eighty (180) consecutive day period.

- "Retirement" means retirement from employment with PRG, its Subsidiaries or Affiliates at age sixty-five (65) or older with the consent of PRG.

ESCROW OF AWARD SHARE CERTIFICATES. Certificates for the Stock Award shall be issued in your name and shall be held in escrow by PRG until the Stock Award is vested or forfeited as provided herein. Upon vesting of your Stock Award, a certificate or certificates representing the shares of your Stock Award as to which you are vested shall be promptly delivered to you free of the restrictions described in the next following section.

RIGHTS WITH RESPECT TO STOCK AWARD PRIOR TO LAPSE OF RESTRICTIONS. Until vested pursuant hereto, you may not transfer your Stock Award. You are entitled, however, to all other rights as a stockholder with respect to the Stock Award, including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares after the Grant Date.

WITHHOLDING. Whenever PRG proposes, or is required, to distribute shares of the Stock Award to you or pay you dividends with respect to the unvested portion of your Stock Award under the Plan, PRG may require you to satisfy any local, state, Federal and foreign income tax, employment tax and insurance withholding requirements prior to the delivery of any certificate for the Stock Award or, in its discretion, PRG may withhold from the Stock Award to be delivered to you that number of shares of the Stock Award sufficient to satisfy all or a portion of such tax withholding requirements, based on the fair market value of the Stock Award as determined under the Plan.

NOTICES. All notices pursuant to this Agreement shall be in writing and shall be
(i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, or (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt. All notices or other communications shall be directed to the following addresses (or to such other addresses as such parties may designate by notice to the other parties):

                 To PRG: The Profit Recovery Group International, Inc. 2300 Windy Ridge Parkway, Suite 100 North Atlanta, GA 30339-8426
                               Attention: Senior Vice President, Human Resources

                 To You:       The address set forth on page 1

MISCELLANEOUS. Failure by you or PRG at any time or times to require performance by the other of any provisions in this Agreement will not affect the right to enforce those provisions. Any waiver by you or PRG of any condition or the breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of this AGREEMENT. This Agreement shall be subject to and governed by the laws of the State of Georgia. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each Section of this Agreement are for convenience only. This Agreement contains the entire Agreement of the parties hereto and no representation, inducement, promise, or agreement or otherwise between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein.


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